Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 17, 2025, relating to the consolidated financial statements appearing in the entity’s Annual Report on Form 10-K for the year ended October 31, 2024.

Very truly yours,

/s/ Bush & Associates CPA LLC
Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
March 5, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com